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                                                                   Exhibit 23.1





              Consent of Ernst and Young LLP, Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-63109) pertaining to the RSI Holdings, Inc. Stock Option Plan and in the Registration Statement (Form S-8 No. 333-72101) pertaining to the RSI Holdings, Inc. Stock Option Plan of our report dated October 13, 1998 with respect to the consolidated financial statements of RSI Holdings, Inc. for the year ended August 31, 1998 included in the Annual Report (Form 10-KSB) for the year ended August 31, 1999.

                                                           /s/ ERNST & YOUNG LLP



Greenville, South Carolina
November 19, 1999